EXTENSION AGREEMENT


         This extension agreement (this "Extension") is made as of November 1, 2001, between National Westminster Bank Plc (the "Bank") and KeySpan Generation LLC (the "Company"), with respect to that certain letter of credit issued by the Bank in connection with those certain New York State Energy Research and Development Authority Electric Facilities Revenue Bonds (KeySpan Generation Project) 1997 Series A (KeySpan Generation Projects) (the "Letter of Credit"), pursuant to a Letter of Credit and Reimbursement Agreement dated as of December 1, 2000 (the "Agreement") between the Bank and the Company. Capitalized terms used herein and not otherwise defined shall have the meaning given to them in the Agreement.

1. Pursuant to Section 2.1(b) of the Agreement, the Company has requested a waiver of the notice provisions with respect to the extension of the Letter of Credit and also requested an extension of the Stated Termination Date as of the date hereof from December 11, 2001 to December 11, 2002, and the Bank, subject to the execution of this Extension and the terms and conditions hereof, is willing to so extend the Stated Termination Date pursuant to an amendment of the Letter of Credit in the form of Exhibit "A" hereto.

2. In connection with such request, the Company agrees to pay to the Bank all fees and expenses as set forth in Section 2.6 of the Agreement, and to pay to the Bank on the date hereof a renewal fee of $13,528.00 and allocated internal costs of $1,000.00.

3. The Company reaffirms each of the representations and warranties contained in
Article 3 of the Agreement under the Agreement as of the date hereof as though made on the date hereof and reaffirms each of its obligations under the Agreement.

         In witness whereof, the Company and the Bank have executed this extension in counterpart copies (all of which shall constitute but one original) as of the date set forth above.



                                KEYSPAN GENERATION LLC



                                By:  /s/PAUL NICK
                                   -------------------
                                Name: Paul Nick
                                Title: Controller



                                NATIONAL WESTMINSTER BANK PLC NEW YORK BRANCH



                                By: /s/ SCOTT W. BARTON
                                   -------------------------
                                Name: Scott W. Barton
                                Title: Senior Vice President

                                   EXHIBIT "A"


                          AMENDMENT TO LETTER OF CREDIT

                          IRREVOCABLE LETTER OF CREDIT
                                   NO. NWB2030

                                November 1, 2001




The Chase Manhattan Bank
450 W. 33rd Street - 15th Floor
New York, NY 10001


                  ATTENTION: CAPITAL MARKETS FIDUCIARY SERVICES

Dear Sir or Madam:

At the request of KeySpan Generation LLC, we hereby amend our Irrevocable Letter of Credit No. NWB2030 by deleting the Stated Termination Date of December 11, 2001 set forth therein and replacing it with December 11, 2002.


Please acknowledge your receipt of and consent to this amendment by executing the enclosed copy of this amendment and returning it to Ms. Sheila Shaw at the address set forth above.


Very truly yours,

NATIONAL WESTMINSTER BANK PLC, NEW YORK BRANCH


By: ________________________
         Authorized Officer


By: ________________________
         Authorized Officer


Acknowledge and consented to on November __, 2001:

The Chase Manhattan Bank


By: _________________
Name:
Title: